UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2020

Amtech Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 23, 2020, as part of its periodic review of corporate governance matters, the Board of Directors (the “Board”) of Amtech Systems, Inc. (the “Company”) unanimously approved and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective as of such date.  The following is a description of the material amendments to the Company’s prior Amended and Restated Bylaws:

•	Section 3.1 was revised to include the ability to hold annual meetings by remote communication.

•	Section 3.2 was revised to eliminate the ability of shareholders to call a special meeting.

•	Section 3.3 was revised to provide that the Company must provide notice of any shareholder meeting not less than 10 nor more than 60 days (in lieu of 50 days) before the date of the meeting.

•	Section 3.6 was revised to clarify when a proxy delivered by a shareholder is irrevocable and related matters.

•	Section 3.7 was revised to include a reference to the shareholder approval policies of the applicable exchange on which the capital stock of the Company is traded and applicable voting requirements

•

New Section 3.9 was added to provide for advance notice of all shareholder business (other than the election of directors) at any annual or special meeting of the shareholders of the Company and to set forth the content requirements of a shareholder’s notice to the Company.

•

Section 3.11 (formerly Section 3.10) was revised to set forth a chairman’s rights and obligations with respect to the organization and conduct of shareholder meetings and to provide that no shareholder business shall be conducted at such meeting except such business that was brought in accordance with the advance notice provisions in Sections 3.9 and 4.2.

•	New Section 4.2 was added to provide the advance notice requirements for shareholder director nominees and to similarly set forth the content requirements of a shareholder’s notice to the Company.

•	Section 4.5 (formerly Section 4.4) was revised to permit the calling of special board meetings upon 48 hours’ notice versus four days’ notice.

•	Section 6.5 was eliminated as it was an outdated provision relating to the maintenance of a management executive committee.

•

New Article XII was added to provide that the sole and exclusive forum for certain actions involving the Company will be the federal courts located in Arizona, unless the Company consents in writing to the selection of an alternative forum.

•

New Article XIII was added to clarify the methods by which the Company may deliver notice to shareholders, the meaning of “electronic transmission” in that regard, and the right to provide a single notice to shareholders who share an address if such shareholders consent to the same.

The foregoing description of the amendments contained in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05 Amendment to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Also, on September 23, 2020, the Board unanimously approved and adopted the amended and restated Amtech Group Code of Ethics and Business Conduct (the “Amended and Restated Code of Ethics”), effective as of such date.  The following is a description of the material amendments to the Company’s prior Code of Ethics:

•	A new introductory section was added to describe generally the purpose of the Code of Ethics.

•

A new section entitled “Insider Trading” was added to describe the Company’s prohibition on trading in the Company’s securities while in possession of material non-public information, what constitutes material non-public information and information related to such insider trading policy.

•

A new section entitled “Payments to Government Personnel; Political Contributions” was added providing guidance with respect to any Company personnel participating in political activities and the treatment of business gratuities.

•

The section entitled “Avoid Conflicts of Interest” was updated to clarify what constitutes a conflict of interest and the requirement to avoid such situations and a new section entitled “Where to Obtain Information Regarding Conflicts of Interest” was added.

•	A new section entitled “Loans” was added to describe the prohibition on loans by the Company to directors, executive officers and their family members.

•	A new section entitled “Enforcement” was added to address violations of the Code of Ethics.

Item 9.01 Financial Statements and Exhibits.

d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Amtech Systems, Inc. (effective as of September 23, 2020)

14.1	Amtech Group Code of Ethics and Business Conduct (effective as of September 23, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: September 25, 2020	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs
Title: Vice President and Chief Financial Officer